EXHIBIT 10.21
THIRD AMENDMENT TO THE
FLOWERS FOODS, INC.
2001 EQUITY AND PERFORMANCE INCENTIVE PLAN
(as Previously Amended and Restated Effective February 11, 2005)
     THIS AMENDMENT is made this 23rd day of January, 2007, by FLOWERS FOODS, INC., a Georgia corporation (the “Company”), to the FLOWERS FOODS, INC. 2001 EQUITY AND PERFORMANCE INCENTIVE PLAN, which has been previously amended and restated (the “Plan”).
     WHEREAS, the Company has previously adopted and restated the Plan, and pursuant to Section 18 thereof, the Company’s Board of Directors (the “Board”) has the authority to amend the Plan, subject in certain cases to the approval of the Company’s shareholders; and,
     WHEREAS, the Compensation Committee of the Board on January 2, 2007 authorized this amendment of the Plan;
     NOW THEREFORE, the Plan is hereby amended as follows, effective as of January 2, 2007:
1.
     Section 2 of the Plan is amended by deleting the existing definition of “Fair Market Value” and by inserting in its place the following:
“Fair Market Value” means (i) the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the closing price as reported on said composite tape or automated system for the most recent day during which a sale occurred), or (ii) if clause (i) does not apply, the fair market value of the Common Stock as determined by the Board.
2.
     The remaining provisions of the Plan are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the Company has executed this Third Amendment pursuant to authorization by the Board.
FLOWERS FOODS, INC.
By: /s/ Stephen R. Avera
Title: Senior Vice-President, Secretary and General Counsel